UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2016

NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30424	27-2037711
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5920 N. Florida Avenue Hernando, FL	34442
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 489-6912

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 18, 2016, our Board of Directors (the “Board”) accepted the resignation of Louis Paveglio as our Chief Financial Officer and appointed Dali Kranzthor as our Chief Financial Officer effective August 18, 2016. Louis Paveglio remains as our Chief Executive Officer/Director.

Dali Kranzthor, age 37, is a Certified Public Accountant in the State of Florida (CPA), a Certified Valuation Analyst (CVA) and a Certified Fraud Examiner (CFE) with over 10 years of public accounting experience, servicing both public and private companies. Before his appointment as our Chief Financial Officer, Dali Kranzthor was the director of audit and assurance and valuation services at lS and Company, a boutique accounting firm in St. Petersburg, FL serving several large private companies. Prior to working at lS and company, he was interim CFO of a telecommunications company in Miami, FL and founded a PCAOB registered accounting Firm in Tampa, FL and also worked as a manager at a regional accounting firm located in Tampa and headquartered in New York. Dali Kranzthor has extensive experience with audit, review, compilations and business advisory services, including years of experience as an outsourced chief financial officer. His industry experience includes waste management, construction, retail and wholesale, automobile dealerships, manufacturing, professional services, software development, governmental and non-for profits. Dali Kranzthor graduated with a Bachelor of Science Degree in Accounting from Florida State University.

Item 8.01. Other Events

On August 24, 2016, we issued a press release announcing Dali Kranzhor’s appointment as our Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 24, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

Date: August 24, 2016	By:	/s/ Louis Paveglio
Louis Paveglio Chief Executive Officer

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